     As filed with the Securities and Exchange Commission on May 25, 2001
                                                      Registration No. 333-84661
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 ------------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ------------

                              ITC/\DeltaCom, Inc.
            (Exact name of registrant as specified in its charter)

           Delaware                           4813                     58-2301135
(State or other jurisdiction of   (Primary Standard Industrial      (I.R.S. Employer
 incorporation or organization)    Classification Code Number)   Identification Number)

                            1791 O.G. Skinner Drive
                           West Point, Georgia 31833
                                (706) 385-8000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                 ------------

                  Andrew M. Walker                                 Copies to:
               Chief Executive Officer                      Richard J. Parrino, Esq.
                 ITC/\DeltaCom, Inc.                        Charles E. Sieving, Esq.
               1791 O.G. Skinner Drive                       HOGAN & HARTSON L.L.P.
              West Point, Georgia 31833                      8300 Greensboro Drive
                    (706) 385-8000                           McLean, Virginia 22102
(Name, address, including zip code, and telephone number,        (703) 610-6100
       including area code, of agent for service)

================================================================================

                               EXPLANATORY NOTE

     This registration statement covers resales of the 4 1/2% Convertible Subordinated Notes due 2006 of ITC/\DeltaCom, Inc. (the "Notes") and the shares of ITC/\Deltacom's common stock issuable upon conversion of such notes. At the time this registration statement became effective, it included an undertaking on the part of ITC/\DeltaCom to remove from registration by means of a post-effective amendment thereto any of the securities being registered which remain unsold at the termination of the offering. Under the terms of the Registration Rights Agreement, dated May 12, 1999, among ITC/\DeltaCom and the placement agents for the Notes, ITC/\DeltaCom was required to maintain the effectiveness of this registration statement until May 12, 2001. For this reason, ITC/\DeltaCom is filing this post-effective amendment to remove from registration $850,000 aggregate principal amount of the Notes, together with the related 31,871 shares of ITC/\Deltacom common stock issuable upon conversion of such Notes, which remain unsold as of the date of this post-effective amendment.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, ITC/\DeltaCom, Inc. has duly caused this Post-Effective Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Point, State of Georgia, on this 25th day of May, 2001.

                                            ITC/\DELTACOM, INC.

                                            By: /s/ Douglas A. Shumate
                                               ------------------------------
                                                    Douglas A. Shumate
                                                Senior Vice President and
                                                 Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                            Title                    Date
         -----------                          -------                  ------
 /s/ Campbell B. Lanier, III            Chairman, Director           May 25, 2001
------------------------------
   Campbell B. Lanier, III

    /s/ Andrew M. Walker        President, Chief Executive Officer,  May 25, 2001
------------------------------      Vice Chairman and Director
      Andrew M. Walker             (Principal executive officer)

   /s/ Douglas A. Shumate         Senior Vice President and Chief    May 25, 2001
------------------------------      Financial Officer (Principal
     Douglas A. Shumate           financial officer and principal
                                        accounting officer)

   /s/ James H. Black, Jr.                   Director                May 25, 2001
------------------------------
     James H. Black, Jr.

    /s/ Donald W. Burton                     Director                May 25, 2001
------------------------------
      Donald W. Burton

    /s/ Robert A. Dolson                     Director                May 25, 2001
------------------------------
      Robert A. Dolson

    /s/ O. Gene Gabbard                      Director                May 25, 2001
------------------------------
      O. Gene Gabbard

          Signature                            Title                    Date
         -----------                          -------                  ------
      /s/ James V. Martin                    Director                May 25, 2001
------------------------------
        James V. Martin

     /s/ William T. Parr                     Director                May 25, 2001
------------------------------
       William T. Parr

  /s/ William H. Scott, III                  Director                May 25, 2001
------------------------------
    William H. Scott, III

  /s/ William B. Timmerman                   Director                May 25, 2001
------------------------------
    William B. Timmerman

     /s/ Larry F. Williams                   Director                May 25, 2001
------------------------------
      Larry F. Williams
